                              DURA PHARMACEUTICALS, INC.


                               (a Delaware corporation)


                       Convertible Subordinated Notes due 2002





                                  PURCHASE AGREEMENT







Dated:  July 24, 1997

                                  TABLE OF CONTENTS

                                                                      Pages(s)
                                                                      --------
PURCHASE AGREEMENT.......................................................  1

    SECTION 1.    REPRESENTATIONS AND WARRANTIES.........................  3
    (a)  REPRESENTATIONS AND WARRANTIES BY THE COMPANY...................  3
         (i)      COMPLIANCE WITH REGISTRATION REQUIREMENTS..............  3
         (ii)     INCORPORATED DOCUMENTS.................................  4
         (iii)    INDEPENDENT ACCOUNTANTS................................  4
         (iv)     FINANCIAL STATEMENTS...................................  4
         (v)      NO MATERIAL ADVERSE CHANGE IN BUSINESS.................  5
         (vi)     GOOD STANDING OF THE COMPANY...........................  5
         (vii)    GOOD STANDING OF SUBSIDIARIES..........................  5
         (viii)   CAPITALIZATION.........................................  6
         (ix)     AUTHORIZATION OF AGREEMENT.............................  6
         (x)      AUTHORIZATION OF THE INDENTURE.........................  6
         (xi)     AUTHORIZATION OF THE SECURITIES........................  6
         (xii)    DESCRIPTION OF THE SECURITIES AND THE INDENTURE........  6
         (xiii)   AUTHORIZATION AND DESCRIPTION OF COMMON STOCK..........  7
         (xiv)    REGISTRATION OR SIMILAR RIGHTS WAIVED..................  7
         (xv)     ABSENCE OF DEFAULTS AND CONFLICTS......................  7
         (xvi)    COMPLIANCE WITH LAWS...................................  8
         (xvii)   ABSENCE OF LABOR DISPUTE...............................  8
         (xviii)  ABSENCE OF PROCEEDINGS.................................  8
         (xix)    ACCURACY OF EXHIBITS...................................  8
         (xx)     POSSESSION OF INTELLECTUAL PROPERTY....................  8
         (xxi)    ABSENCE OF FURTHER REQUIREMENTS........................  9
         (xxii)   POSSESSION OF LICENSES AND PERMITS.....................  9
         (xxiii)  TITLE TO PROPERTY......................................  9
         (xxiv)   COMPLIANCE WITH CUBA ACT...............................  9
         (xxv)    INVESTMENT COMPANY ACT................................. 10
         (xxvi)   ENVIRONMENTAL LAWS..................................... 10
         (xxvii)  TAXES.................................................. 10
         (xxviii) INSURANCE.............................................. 10
         (xxix)   ACCOUNTING CONTROLS.................................... 10
         (xxx)    MARKET STABILIZATION................................... 11
         (xxxi)   LOCK-UP AGREEMENTS..................................... 11
         (xxxii)  AFFILIATE TRANSACTIONS................................. 11
         (xxxiii) DISTRIBUTION OF PROSPECTUS............................. 11
    (b)  OFFICER'S CERTIFICATES.......................................... 11

                                                                      Pages(s)
                                                                      --------
SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING................... 12
    (a)    INITIAL SECURITIES........................................... 12
    (b)    OPTION SECURITIES............................................ 12
    (c)    PAYMENT...................................................... 12
    (d)    DENOMINATIONS; REGISTRATION.................................. 13
SECTION 3. COVENANTS OF THE COMPANY..................................... 13
    (a)    COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
             REQUESTS................................................... 13
    (b)    FILING OF AMENDMENTS......................................... 13
    (c)    DELIVERY OF REGISTRATION STATEMENTS.......................... 14
    (d)    DELIVERY OF PROSPECTUSES..................................... 14
    (e)    CONTINUED COMPLIANCE WITH SECURITIES LAWS.................... 14
    (f)    BLUE SKY QUALIFICATIONS...................................... 15
    (g)    RULE 158..................................................... 15
    (h)    USE OF PROCEEDS.............................................. 15
    (i)    LISTING...................................................... 15
    (j)    RESTRICTION ON SALE OF DEBT SECURITIES....................... 15
    (k)    RESTRICTION ON SALE OF CERTAIN SECURITIES.................... 15
    (l)    REPORTING REQUIREMENTS....................................... 16

SECTION 4. PAYMENT OF EXPENSES.......................................... 16
    (a)    EXPENSES..................................................... 16
    (b)    TERMINATION OF AGREEMENT..................................... 17

SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS...................... 17
    (a)    EFFECTIVENESS OF REGISTRATION STATEMENT...................... 17
    (b)    OPINION OF COUNSEL FOR COMPANY............................... 17
    (c)    OPINION OF PATENT COUNSEL FOR COMPANY........................ 17
    (d)    OPINION OF REGULATORY COUNSEL FOR COMPANY.................... 17
    (e)    OPINION OF COUNSEL FOR UNDERWRITERS.......................... 17
    (f)    OFFICERS' CERTIFICATE........................................ 18
    (g)    ACCOUNTANT'S COMFORT LETTER.................................. 18
    (h)    BRING-DOWN COMFORT LETTER.................................... 18
    (i)    MAINTENANCE OF RATING........................................ 18
    (j)    APPROVAL OF LISTING.......................................... 19
    (k)    NO OBJECTION................................................. 19
    (l)    LOCK-UP AGREEMENTS........................................... 19
    (m)    CONDITIONS TO PURCHASE OF OPTION SECURITIES.................. 19
           (i)   OFFICERS' CERTIFICATE.................................. 19
           (ii)  OPINION OF COUNSEL FOR COMPANY......................... 19
           (iii) OPINION OF PATENT COUNSEL FOR COMPANY.................. 19

                                                                      Pages(s)
                                                                      --------
            (iv)  OPINION OF REGULATORY COUNSEL FOR COMPANY.............. 19
            (v)   OPINION OF COUNSEL FOR UNDERWRITERS.................... 19
            (vi)  BRING-DOWN COMFORT LETTER.............................. 20
            (vii) NO DOWNGRADING......................................... 20
    (n)     ADDITIONAL DOCUMENTS......................................... 20
    (o)     TERMINATION OF AGREEMENT..................................... 20
    (p)     CONSENT OF BANK OF AMERICA................................... 20

SECTION 6.  INDEMNIFICATION.............................................. 20
    (a)     INDEMNIFICATION OF UNDERWRITERS.............................. 20
    (b)     INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS........... 21
    (c)     ACTIONS AGAINST PARTIES; NOTIFICATION........................ 22
    (d)     SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE........... 22

SECTION 7.  CONTRIBUTION................................................. 22

SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
    DELIVERY............................................................ 24

SECTION 9.  TERMINATION OF AGREEMENT..................................... 24
    (a)     TERMINATION; GENERAL......................................... 24
    (b)     LIABILITIES...................................................24

SECTION 10. NOTICES...................................................... 25

SECTION 11. PARTIES...................................................... 25

SECTION 12. GOVERNING LAW AND TIME....................................... 26

SECTION 13.   EFFECT OF HEADINGS......................................... 26


SCHEDULES
    Schedule A - List of Underwriters................................Sch A-1
    Schedule B - Pricing Information.................................Sch B-1
    Schedule C - List of Persons and Entities Subject to Lock-Up.....Sch C-1

EXHIBITS
    Exhibit A - Form of Lock-up Letter...................................A-1
    Exhibit B - Form of Opinion of Company's Counsel.....................B-1
    Exhibit C - Form of Opinion of Patent Counsel........................C-1
    Exhibit D - Form of Opinion of Regulatory Counsel....................D-1

                              DURA PHARMACEUTICALS, INC.

                               (a Delaware corporation)

                                     $250,000,000

                       Convertible Subordinated Notes due 2002


                                  PURCHASE AGREEMENT

                                                                   July 24, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
Goldman, Sachs & Co.
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

    Dura Pharmaceuticals, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. (collectively, the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company's Convertible Subordinated Notes due 2002 (the "Notes"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $37,500,000 aggregate principal amount of Notes to cover over-allotments, if any. The aforesaid $250,000,000 aggregate principal amount of Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the $37,500,000 aggregate principal amount of Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an indenture, dated as of July 30, 1997 (the "Indenture"), between the Company and Chase Trust Company of California, as trustee (the "Trustee").

    The Securities are convertible into shares of common stock, par value $.001 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in Schedule B hereto.

    The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-30851) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus, dated July 15, 1997, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

    SECTION 1.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

         (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the
requirements of Rule 434.   The representations and warranties in this
subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

         Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company (and, for relevant periods consistent with the Commission's rules and regulations, the Company's Subsidiaries (as defined in clause (vii) below)) at the dates indicated and the statements of operations, shareholders' equity and cash flows of the Company (and, for relevant periods consistent with the Commission's rules and regulations, each of the Subsidiaries) for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or schedules are required to be included in the Registration Statement.

         (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and
(C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vii) GOOD STANDING OF SUBSIDIARIES. Dura Delivery Systems, Inc., a Delaware corporation ("DDSI"), Health Script Pharmacy Services, Inc., a Colorado corporation ("Health Script"), Healthco Solutions, Inc., a Colorado corporation ("Healthco"), HS Wholesaler, Inc., a Colorado corporation ("HS Wholesaler") and DCI, Ltd., a corporation organized under the laws of the Cayman Islands ("DCI") (DDSI, Health Script, Healthco, HS Wholesaler and DCI are hereinafter referred to as the "Subsidiaries") are the only subsidiaries of the Company. Except for the Subsidiaries, neither the Company nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interests in any firm, partnership, association or other entity. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned solely by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, under the charter or by-laws of such Subsidiary or under any agreement to which the Company or such Subsidiary is a party.

         (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption

"Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or incorporated by reference therein or pursuant to the exercise of convertible securities, warrants or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company is a party. Except as disclosed in the Prospectus or incorporated by reference therein, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.

         (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

         (x) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xi) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

         (xii) DESCRIPTION OF THE SECURITIES AND THE INDENTURE. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

         (xiii) AUTHORIZATION AND DESCRIPTION OF COMMON STOCK. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

         (xiv) REGISTRATION OR SIMILAR RIGHTS WAIVED. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act who have not waived such rights.

         (xv) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable material law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

         (xvi) COMPLIANCE WITH LAWS. Except as set forth in the Prospectus, the Company and the Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

         (xvii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

         (xviii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xix) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xx) POSSESSION OF INTELLECTUAL PROPERTY. Except as set forth in the Prospectus, the Company and its Subsidiaries own or possess adequate licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights or of any facts or circumstances that would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or the affected Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (xxi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

         (xxii) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies material to the conduct of the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xxiii) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all material properties owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
(a) are described or incorporated by reference in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the affected Subsidiaries; and all properties held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases.

         (xxiv) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

         (xxv) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xxvi) ENVIRONMENTAL LAWS. Except as described in the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in material violation of any federal, state, local or foreign law, rule, regulation, ordinance or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) to the best of the Company's knowledge, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

         (xxvii) TAXES. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities.

         (xxviii) INSURANCE. The Company and the Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect.

         (xxix) ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general and specific authorizations; (B) transactions are recorded as necessary to permit preparations of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxx) MARKET STABILIZATION. The Company and the Subsidiaries have not (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (B) since the initial filing of the Registration Statement (1) sold, bid for, purchased, or attempted to induce any person to bid for or purchase, or paid anyone any compensation for soliciting purchases of, the Securities, (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, or (3) engaged, directly or indirectly, in any other transaction in violation of Regulation M under the 1934 Act.

         (xxxi) LOCK-UP AGREEMENTS. The Company has obtained and delivered to the Underwriters the agreements, in the form of Exhibit A hereto, of the persons and entities named in Schedule C annexed hereto to the effect that each such person will not, for a period of 90 days from the date of this Agreement and except as otherwise provided in their respective agreement, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or entity or with respect to which such person has the power of disposition.

         (xxxii) AFFILIATE TRANSACTIONS. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus and which is not so described or is not described as required.

         (xxxiii) DISTRIBUTION OF PROSPECTUS. The Company has not distributed and, prior to the later to occur of (A) Closing Time and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriters.

    (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

    SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

    (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter.

    (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $37,500,000 aggregate principal amount of Securities at the same price per share set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities.

    (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, San Diego, California 92101 or at such other place as shall be agreed upon by the Underwriters and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

    (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, which may be in temporary form, for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

    SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

    (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.
 The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) FILING OF AMENDMENTS. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

    (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

    (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

    (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

    (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

    (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq SmallCap Market and the Common Stock issuable upon conversion thereof on the Nasdaq National Market and will file with the Nasdaq SmallCap and National Markets all documents and notices required thereby of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq SmallCap and National Markets.

    (j)  RESTRICTION ON SALE OF DEBT SECURITIES.  During a period of ninety
(90) days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

    (k) RESTRICTION ON SALE OF CERTAIN SECURITIES. During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus or
(C) any shares of

Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.

    (l) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    SECTION 4.     PAYMENT OF EXPENSES.

    (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and the certificates for the Common Stock issuable upon conversion thereof, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Common Stock under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the fees and expenses of any transfer agent or registrar for the Common Stock, (x) any fees payable in connection with the rating of the Securities, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and
(xii) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq SmallCap Market and the Common Stock issuable upon conversion thereof in the Nasdaq National Market.

    (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

    SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any

Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

    (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

    (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favorable opinions, dated as of Closing Time, of Brobeck, Phleger & Harrison LLP, counsel for the Company, and, to the extent provided in Exhibit B hereto, Mitchell R. Woodbury, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

    (c) OPINION OF PATENT COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Lyon & Lyon LLP (solely with respect to patents concerning the Spiros product), counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

    (d) OPINION OF REGULATORY COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Kleinfeld, Kaplan and Becker, regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.

    (e) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and California and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

    (f) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

    (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

    (h) BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

    (i) MAINTENANCE OF RATING. At Closing Time, the Securities shall be rated at least "B-1" by Moody's Investor's Service Inc. and "B" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

    (j) APPROVAL OF LISTING. At Closing Time, the Securities and the Common Stock issuable on conversion thereof shall have been approved for inclusion in the Nasdaq SmallCap and National Markets, respectively, subject only to official notice of issuance.

    (k) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

    (l) LOCK-UP AGREEMENTS. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

    (m) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

         (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

         (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

         (iii) OPINION OF PATENT COUNSEL FOR COMPANY. The favorable opinion of Lyon & Lyon LLP, patent counsel for the Company, dated such Date of Delivery, to the same effect as the opinion required by Section 5(c) hereof.

         (iv) OPINION OF REGULATORY COUNSEL FOR COMPANY. The favorable opinion of Kleinfeld, Kaplan and Becker, regulatory counsel for the Company, dated such Date of Delivery, to the same effect as the opinion required by
Section 5(d) hereof.

         (v) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

         (vi) BRING-DOWN COMFORT LETTER. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (vii) NO DOWNGRADING. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization," as that term is defined by the

Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

    (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

    (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    (p) CONSENT OF BANK OF AMERICA. The Company shall have received from the Bank of America National Trust & Savings Association (the "Bank"), in connection with that certain Business Loan Agreement, dated April 14, 1997, between the Company and the Bank (the "Loan Agreement"), a consent to the sale of the Securities, or shall have provided evidence to the Underwriters of termination of the Loan Agreement, in either case, in form and substance reasonably satisfactory to the Underwriters and their counsel.

    SECTION 6.  INDEMNIFICATION.

    (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

         (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (b)  INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS.   Each
Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

    (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

    (d)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.   If at any time
an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the

Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

    The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

    SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

    SECTION 9.   TERMINATION OF AGREEMENT.

    (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York or California authorities.

    (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

    SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at:

              c/o Merrill Lynch & Co.
              World Financial Center
              North Tower
              New York, New York  10281-1201
              Attn:  John B. Kiernan, Jr.

    with a copy to:

              Skadden, Arps, Slate, Meagher & Flom LLP
              300 South Grand Avenue, Suite 3400
              Los Angeles, California  90071
              Attn:  Thomas C. Janson, Jr.

    Notices to the Company shall be directed to it at:

              Dura Pharmaceuticals, Inc.
              5880 Pacific Center Boulevard
              San Diego, California  92121-4204
              Attn:  Mitchell R. Woodbury

    with a copy to:

              Brobeck, Phleger & Harrison LLP
              550 West "C" Street, Suite 1300
              San Diego, California  92101
              Attn:  Faye H. Russell

    SECTION 11. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 13. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       DURA PHARMACEUTICALS, INC.


                                       By: /s/ CAM L. GARNER
                                           --------------------------------
                                           Cam L. Garner
                                           Chairman, President and
                                            Chief Executive Officer

CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED
GOLDMAN, SACHS & CO.

By:  MERRILL LYNCH, PIERCE, FENNER &
     SMITH INCORPORATED


By: /s/ JAMES G. JACKSON
    --------------------------------
    Authorized Signatory

                                 SCHEDULE A




                                                                    Principal
                                                                    Amount of
Name of Underwriter                                                Securities
-------------------                                                ----------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.......................................     $ 150,000,000
Goldman, Sachs & Co..........................................       100,000,000

Total........................................................     $ 250,000,000
                                                                  -------------
                                                                  -------------











                                  Sch A - 1

                                 SCHEDULE B

                         DURA PHARMACEUTICALS, INC.

           $250,000,000  Convertible Subordinated Notes due 2002


    1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

    2. The purchase price to be paid by the Underwriters for the Initial Securities shall be 97% of the principal amount thereof.

    3.   The interest rate on the Securities shall be 3 1/2% per annum.

    4. The Securities shall be convertible into shares of common stock, par value $.001 per share, of the Company at an initial conversion price of $50.635 per share.

    5. The Securities may be redeemed at the option of the Company at any time after July 15, 2000, in whole or from time to time in part, upon not less than 15 nor more than 60 days' notice given to the Holders. The redemption prices (including accrued and unpaid interest up to but not including the date of redemption), expressed as a percentage of the principal amount, for the 12-month periods beginning July 15, 2000 and July 15, 2001 are 101.40% and 100.70%, respectively.











                                   Sch B - 1

                                 SCHEDULE C

                        List of Persons and Entities
                             Subject to Lock-Up


Name of Holder                                   Shares
--------------                                   ------
All directors and officers of the Company        All shares of Common Stock beneficially
                                                 owned by each such person








                                    Sch C - 1

                  Form of Lock-Up Pursuant to Section 5(l)

                                                                      Exhibit A

                               July ___, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated,
Goldman, Sachs & Co.
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

    Re:  PROPOSED PUBLIC OFFERING BY DURA PHARMACEUTICALS, INC.
         ------------------------------------------------------

Ladies and Gentlemen:

    The undersigned, a shareholder and/or officer and/or director of Dura Pharmaceuticals, Inc, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co.
("Goldman, Sachs") propose to enter into a Purchase Agreement (the
"Purchase Agreement") with the Company providing for the public offering of convertible notes (the "Securities") of the Company and related Pricing Agreement (the "Pricing Agreement"), which will set forth, among other things, the public offering price of the Securities. In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of ninety (90) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of the Company's Common
Stock, par value $.001 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common
Stock, whether now
owned or hereafter acquired by the undersigned, or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, participate in, or request the filing of any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

                                       Very truly yours,



                                       Signature:
                                                 ------------------------------

                                       Print Name:
                                                 ------------------------------

                                                                Exhibit B


                    FORM OF OPINION OF COMPANY'S COUNSEL
                        TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)


    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    (ii) The Company has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Purchase Agreement.

    (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (which opinion may be given by the General Counsel of the Company).

    (iv) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Registration Statement and Prospectus. The outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are, to our knowledge, fully paid and non-assessable, and are not subject to any preemptive rights (the opinion called for by the last sentence of this paragraph (iv) may be given by the General Counsel of the Company).

    (v) To our knowledge, the Subsidiaries are the Company's sole subsidiaries. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge and information, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the Company, through its ownership of the stock of each Subsidiary is not subject to liability by reason of being such a holder; and none of the shares of any Subsidiary was issued in violation of the preemptive rights of any stockholder or warrantholder of such Subsidiary (the opinion called for by the last sentence of this paragraph (v) may be given by the General Counsel of the Company).

    (vi) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

    (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (viii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

    (ix) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable and no holder of such Common Stock is or will be subject to personal liability by reason of being such a holder.


    (x) The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

    (xi) Except as disclosed in or specifically contemplated by the Registration Statement and Prospectus, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding calling for the issuance of, or to purchase from the Company, any of the authorized but unissued capital stock of the Company. The outstanding stock options relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material respects (the opinion called for by this paragraph (xi) may be given by the General Counsel of the Company).

    (xii)   The Indenture has been duly qualified under the 1939 Act.

    (xiii) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

    (xiv)   The Registration Statement, including any Rule 462(b)
Registration Statement, has been declared effective under the 1933 Act; and, to our knowledge, no stop order proceedings suspending the effectiveness of the Registration Statement have been instituted or threatened or are pending under the 1933 Act.

    (xv) The form of certificate used to evidence the Common Stock is in due and proper legal form.

    (xvi) To our knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is or may become a party or to which any of the properties of the Company is or may become subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or of any statute or regulation that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

    (xvii) The statements in the Prospectus under the caption "Description of Capital Stock," to the extent that such statements constitute a summary of documents referred to therein or matters of law, have been prepared by or reviewed by us and are correct in all material respects.

    (xviii) All descriptions in the Prospectus of agreements and other instruments to which the Company or its Subsidiaries are a party are accurate in all material respects. To our knowledge, no breach or default exists under any agreement or instrument to which the Company or any Subsidiary is a party and which is filed as an Exhibit to the Registration Statement or incorporated by reference therein (the opinion called for by the last sentence of this paragraph (xviii) may be given by the General Counsel of the Company).

    (xix) Neither the Company nor any Subsidiary is in violation of its charter or by-laws; to the best of our knowledge, the Company and its Subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes in the jurisdictions in which they are conducting their business, except where the failure to so comply would not have a Material Adverse Effect (which opinion may be given by the General Counsel of the Company).

    (xx) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its property, or, to our knowledge, constitute a breach of or default or Repayment Event (as defined in Section 1(a)(xv) of the Purchase Agreement) under any agreement or other instrument filed as an exhibit to the Registration Statement or incorporated by reference therein to which the Company is a party, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities and the issuance of shares of Common Stock upon conversion of Securities, except such as may be required by the securities or blue sky laws of the various states (on which we need express no opinion) in connection with the purchase and distribution of the Securities by the Underwriters.

    (xxi) To our knowledge, no holders of securities of the Company have rights against the Company which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated thereby.

    (xxii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

    In addition to the foregoing, (i) the documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; and (ii) the Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Nothing has come to our attention that would lead us to believe that the Registration Statement or the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering such opinion, such counsel may rely (A) upon the opinions of Lyon & Lyon LLP and Kleinfeld, Kaplan & Becker and Mitchell R. Woodbury, Esq. with respect to the matters opined upon by each, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                             Exhibit C


                FORM OF OPINION OF COMPANY'S PATENT COUNSEL
                  TO BE DELIVERED PURSUANT TO SECTION 5(c)


    (i) The Company owns or possesses licenses to patents which are directed to the Spiros and to certain uses of the Spiros. With regard to the business presently and as proposed to be conducted by the Company relating to the Spiros as described in the Registration Statement and the Prospectus, and, except as described therein, we have not received any notice of infringement of or conflict with, and does not otherwise know of any basis for notice of any such infringement of or conflict with, asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology or know-how.

    (ii) To the extent that the statements relating to the Spiros product contained in the Prospectus under the subheadings "Risk Factors--Patents and Proprietary Rights" and the first paragraph of "Business--Patents and Proprietary Rights" refer to opinions of counsel or matters of law, patents or patent applications or purport to summarize the status of litigation or the provisions of statutes, regulations, contracts, agreements or other documents, such statements
(A) have been prepared or reviewed by us and accurately reflect the status of any such patents or patent applications, litigation, the provisions purported to be summarized and any of our opinions and (B) do not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                            Exhibit D

              FORM OF OPINION OF COMPANY'S REGULATORY COUNSEL
                  TO BE DELIVERED PURSUANT TO SECTION 5(d)


    (i) We represent the Company in certain matters relating to regulatory compliance under the Federal Food, Drug and Cosmetic Act and the obtaining of federal regulatory approvals with respect to the development, testing, manufacturing, safety, labeling, storage, record keeping or marketing of the company's products.

    (ii) We have read the portion of the Registration Statement and the Prospectus entitled "Risk Factors-Government Regulation; No Assurance of FDA Approval"; "Business-Government Regulation" and such other portions which reference federal food and drug regulatory matters as shall have been agreed upon between us and counsel for the Underwriters (the "Regulatory Portion").

    (iii) While we have not conducted an audit of the Company and are relying as to matters of fact on the accuracy of the Prospectus, and subject to the description of the status of the Company's products in the section of the Prospectus entitled "Business--Government Regulation," we have no reason to believe that the Company's current business is not being conducted in material compliance with currently applicable requirements under the Federal Food, Drug and Cosmetic Act.

    (iv) We have no reason to believe that the information contained in the Regulatory Portion of the Registration Statement or the Prospectus at the time they became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, at Closing Time, the information contained in the Regulatory Portion of the Prospectus or any amendment or supplement to the Regulatory Portion of the Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                   D-1